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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
Opus360 Corporation:

    We consent to the use of our reports relating to the financial statements of the Churchill Benefit Corporation included herein, dated October 8, 1999 and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


New York, New York
April 3, 2000